Exhibit 3.2

 DUKE ROBOTICS, INC.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT dated _____________, 2017 is between the undersigned investor (the “Investor”) and Duke Robotics, Inc. (the “Company”).

WHEREAS, the Investor desires to purchase from the Company and the Company desires to sell to the Investor shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the Company and the Investor agree as follows:

1.           Subscription. The Investor hereby agrees to purchase the number of Shares set forth on the signature page hereof at the purchase price per Share specified on the signature page. The Shares have the rights, preferences and privileges set forth in this Agreement and in the Company’s Certificate of Amendment to the Certificate of Incorporation which has been furnished to the Investor (the “Charter”).

THE INVESTOR UNDERSTANDS THAT AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK, AND THAT THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE. THERE CAN BE NO ASSURANCES THAT THE INVESTOR WILL RECOVER ALL OR ANY PORTION OF THIS INVESTMENT.

2.            Execution and Acceptance of Subscription Agreement. Upon the execution hereof by the Investor and full payment of the purchase price for the Shares, subject to acceptance by the Company, the Company will issue to the Investor the Shares subscribed for by the Investor.

3.            Access to Information; Independent Investigation. The Investor hereby acknowledges that:

a.           The Investor has read this Agreement and limited additional information furnished to the Investor about the Company (collectively, the “Investment Documents”).

b.           In making the decision to purchase the Shares, the Investor and the Investor’s advisors have, prior to any sale to the Investor, been given access and the opportunity to examine all books and records of the Company, all contracts and documents relating to the Company, and an opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information necessary to verify the accuracy of the information provided to the Investor. The Investor and the Investor’s advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by the Investor.

c.           No statements, promises, warranties or representations have been made to the Investor or the Investor’s advisors concerning the Shares, the Company, its business or prospects, or other matters, by the Company, the Company’ officers or employees, or any other person or entity, except as expressly set forth in the Investment Documents. The Investor is not relying on any oral representation not otherwise contained in the Investment Documents in deciding to subscribe for the Shares.

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4.            Investment Representations.

a.           The Investor understands that the Shares are being offered and sold in reliance upon certain exemptions from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), and non-public offering exemptions of the securities acts of the states in which the Shares may be offered or sold. In connection therewith, the Investor represents and warrants as follows:

b.           Shares Not Registered; Indefinite Holding Period. The Investor has been advised that the Investor must be prepared to bear the economic risk of an investment in the Company for an indefinite period because:

(1)         of the nature of the Company’ operations and the risks involved;

(2)         the Shares are not registered under applicable securities laws and regulations, and the Company does not intend to register them; and

(3)         the Shares will be subject to substantial restrictions on transfer and resale.

c.           Illiquidity. The Investor understands that there is not and will not be a market for the Shares in the foreseeable future. The Company is not obligated to create or support a secondary market in its securities.

d.           Purchase for Own Account. The Investor represents that the Shares are being acquired solely for the Investor’s own account for investment and not with a view toward, or for resale in connection with, any “distribution” (as that term is used in the Securities Act and the rules and regulations thereunder) of all or any portion thereof.

e.           Further Representations. The Investor further represents and warrants that:

(1)         The Investor:

(A)         If not an individual, is duly organized, validly existing and in good standing under the laws of its state of organization.

(B)         Has full power to execute, deliver and perform this Agreement.

(2)         The Investor is an “accredited investor” as defined in the rules under the Securities Act. If an entity, the Investor was not formed for the specific purpose of acquiring the Shares.

(3)         The Investor that it is not a U.S. person further makes the representations and warranties to the Company set forth on Schedule 4.e(3).

f.            Additional Investors. Without derogating the Company’s right to raise funds, the Investor hereby acknowledges that until March 17, 2017 the Company may enter or may have entered into additional subscription agreement(s) under similar terms and condition in which it may raise up to an aggregate US$ 3,000,000 (including the amount invested herein) and the Investor hereby waives any participation rights in connection with such additional investment(s).

5.            Securities Law Matters.

a.           No Disposition of Shares Without Securities Law Compliance and Consent. The Investor agrees not to offer, sell, pledge, hypothecate or otherwise transfer or dispose of any of the Shares or components thereof in the absence of an effective registration statement under the Securities Act covering such disposition, or an opinion of counsel, satisfactory to the Company, to the effect that registration under the Securities Act is not required in respect of such transfer or disposition.

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b.           Stop-Transfer and Legends Certificates. The Investor further understands that a stop-transfer order will be placed on the transfer books of the Company respecting the Shares and any securities issued on conversion or exercise thereof, and such certificates shall bear a restrictive legend relating to these restrictions.

6.            Representations and Warranties of the Company. The Company hereby represents warrants to the Investor as follows:

a.           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own or lease and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, and other transaction documents contemplated hereby and thereby, and to issue, sell and deliver the Shares.

b.           Other than Duke Airborne Systems Ltd., the Company’s wholly-owned subsidiary (the “Subsidiary”), the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock or other equity interest of any other corporation or entity or (B) any participating or other equity interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

c.           The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, ordinance, rule or regulation applicable to the Company or its property or business, or any order, judgment or decree of any court or other agency, administrative body or other governmental body, the Charter or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

d.           The Shares have been duly authorized and, when issued in accordance with this Agreement, the Shares will be validly issued, fully paid and non-assessable shares of the capital stock of the Company, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances of any kind.

e.           This Agreement has been duly executed and delivered by the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

f.            The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.0001 per share. Giving effect to the closing of the transaction described herein (and notwithstanding the provision of Section 4.f, assuming the investment of the Investor only), the pro forma equity capitalization of the Company will be as set forth on Schedule 6.f. Other than as set forth on Schedule 6.f., there is no contract, agreement or commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities or any evidence of indebtedness or asset.

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g.           There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or the Subsidiary or any of their properties or assets, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company or the Subsidiary pending, or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company or the Subsidiary (including without limitation any inquiry as to the qualification of the Company or the Subsidiary to hold or receive any license or permit), and there is no basis for any of the foregoing. Neither the Company nor the Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company or the Subsidiary pending or threatened against others. The Company and the Subsidiary have complied in all material respects with all laws, rules, regulations and orders applicable to their business, operations, properties, assets, products and services and to the Company’s knowledge the Company and the Subsidiary have all necessary permits, licenses and other authorizations required to conduct their business, and the Company and the Subsidiary have been operating their business pursuant to and in material compliance with the terms of all such permits, licenses and other authorizations.

h.           The Company and the Subsidiary own or possess adequate licenses or other rights to use intellectual Property rights necessary for the conduct of the business of the Company without, to its knowledge, any conflict with, or infringement of, the rights of others, and no claim is pending, threatened in writing, or, to the knowledge of the Company, otherwise threatened to the effect that the operations of the Company or its Subsidiary infringe upon or conflict with the asserted rights of any other person's intellectual property. The Company has not received any communications alleging that the Company or the Subsidiary have violated or, by conducting their business, would violate any of the intellectual property rights of any other person or entity, and the Company is not aware of any basis for such an allegation.

i.            Except as specified in Schedule 6.i., each of the Company and the Subsidiary has good, clear and marketable title to its tangible properties and assets, and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the tangible property and assets subject thereto or impairing the operations or proposed operations of the Company and the Subsidiary.

j.            Schedule 6.j. identifies the material liabilities of the Company and the Subsidiary, absolute or contingent (individually or in the aggregate) and neither the Company nor the Subsidiary has entered into any material contracts other than the contracts contemplated hereby and the contracts described on Schedule 6.l. For purposes of this Agreement, a liability (individually or in the aggregate) is considered “material” if it equals or exceeds $50,000.

k.          The material contracts to which the Company is a party are identified on Schedule 6.l. All of such contracts are in full force and effect; and the Company is not, and no event has occurred which, with notice or the elapse of time would put the Company, in default under any of such contracts.

l.            Subject to the accuracy of the representations and warranties of the Investor set forth in Section 4, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, or the issuance, sale and delivery of the Shares.

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7.          Anti-dilution Protection.

Upon each issuance by the Company of any Additional Shares made prior to July 31, 2017, at a price per share of the Company that is lower than $3.00 (adjusted to reflect reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement) (such lower price shall be referred to as the “Lower Issuance Price”) then the Company shall issue to the Investor such additional shares of Common Stock equal to (a) quotient of the Subscription Amount by 75% of the Lower Issuance Price, minus (b) the amount of Shares already issued to the Investor pursuant to this Agreement (including this Section 7.a).

For the purpose of this Section 7.a, the term “Additional Shares” means any shares of Common Stock issued by the Company other than (i) shares of Common Stock issued upon conversion or exercise of any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for Common Stock existing on the date hereof; (ii) securities issued or reserved for issuance upon exercise of options, granted or to be granted under a plan or other arrangements approved by the Company’s Board of Directors to officers, directors, employees or consultants of the Company or any Affiliate thereof; (iii) shares of Common Stock issued to strategic investor to be defined by the Board of Directors; (iv) shares of Common Stock issued to financial institution in connection with financing transaction; (v) shares of Common Stock issued as a dividend or other distribution to all of the stockholders of the Company; and (vi) shares of Common Stock issued in connection with stock splits, the issuance of bonus shares and similar events on the basis of such stockholders' pro-rata share.

8.          Miscellaneous.

a.           Notices. When any notice is required or authorized hereunder, such notice shall be given in writing and by personal delivery, fax or email addressed to the party for which it is intended – if to the Investor, to the address, fax number or email address of the Investor set forth on the signature page hereto, as it may subsequently be changed on the Company’s books by notice from the Investor; and if to the Company, to the address indicated as its principal executive offices on its web site, attention: Chief Executive Officer. A notice shall be deemed given on the date it is personally delivered or sent by fax or email.

b.           Successors and Assigns. This Agreement shall be binding upon the heirs, executors, administrators, successors, and assignees of the Investor.

c.           Choice of Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of Delaware without regarding to the choice of law provisions thereof and, to the extent it involves any United States statute or regulations, in accordance therewith.

d.           Survival of Representations. The Investor agrees that all of the warranties, representations acknowledgments, confirmations, covenants and promises made in this Agreement shall survive its execution and delivery.

e.           Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and which, taken together, shall form one and the same agreement. Execution and delivery of this Agreement may be evidenced by faxed or emailed scanned signatures.

f.            Integration. This Subscription Agreement and such documents expressly referenced herein are the complete and exclusive agreement between the parties with regard to the subject matter hereof and supersedes any and all prior discussions, negotiations and memoranda related hereto.

g.           Expenses. The Investor and the Company shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

[Signature page follows.]

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Signature page to Subscription

Agreement

The Investor hereby executes this Agreement as an Investor. By initialing the appropriate space below, the Investor hereby represents that the Investor is:

(initials)	a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

(initials)	a natural person whose individual net worth, or joint net worth with his or her spouse, excluding any positive net value of the Investor’s principal residence, exceeds $1,000,000.

(initials)	a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

(initials)	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares.

(initials)	an entity in which all of the equity owners fall within one of the categories set forth above.

Date of this Agreement: ____________, 2017

$2.25
Price Per Share	Investor’s name

Aggregate dollar amount being purchased (the Subscription Amount”)
Investor’s signature
Aggregate number of Shares being purchased	Title of signatory, if Investor is an entity

ACCEPTED AND AGREED:	Address of the Investor:

Duke Robotics, Inc.	Email address:
By:	Social Security No.:

Fax No:

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